UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 8, 2007

CHINA IVY SCHOOL, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-50240	98-0338263

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

Anlian Building, Suite #A 1501,

Futian District, Shenzhen, China

(Address of Principal Executive Offices, including Zip Code)

(852) 2511-1665
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01

CHANGES IN REGISTRANT’S CETIFYING ACCOUNTANT.

(a)  On January 8, 2007, China Ivy School, Inc. f/k/a Claremont Technologies Corp. (“we” or the “Company”) appointed the firm of Kabani & Company, Inc. (“New Auditor”) as the Company's independent auditor and, as of such date, dismissed the firm of Madsen & Associates, CPA’s Inc. (“Former Auditor”), which had been serving as the Company’s independent auditor up to such date.

(b) The reports of the Former Auditor on the Company’s financial statements for the fiscal years ended September 30, 2005 and September 30, 2006 did not contain an adverse opinion, a disclaimer of opinion or any qualifications or modifications related to uncertainty, limitation of audit scope or application of accounting principles, except that such reports of the Former Auditor expressed “substantial doubt about the Company’s ability to continue as a going concern” and state that “The financial statements do not include any adjustments that might result from the outcome of this uncertainty”.  During the fiscal years ending September 30, 2005 and September 30, 2006 and the period from September 30, 2006 to January 8, 2007, the Company did not have any disagreements (within the meaning of Instruction 4 of Item 304 of Regulation S-K) with the Former Auditor as to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure and there have been no reportable events (as defined in Item 304 of Regulation S-K).

(c)  The Company has not consulted with the New Auditor regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements during the two most recent fiscal years through the present.

(d)  A letter of the Former Auditor addressed to the Securities and Exchange Commission is included as Exhibit 16.1 to this report on Form 8-K.  Such letter states that such firm agrees with the statements made by the Company in this Item 4.01 as they refer to such firm.

(e) The dismissal of the Former Auditor and appointment of the New Auditor as the Company’s independent auditor was approved by the Board of Directors of the Company on January 8, 2007.

Item 9.01.

FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.
16.1	Letter of Madsen & Associates, CPA’s Inc. to the Securities and Exchange Commission pursuant to the requirements of Item 304(a)(3) of Regulation S-B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHINA IVY SCHOOL, INC.

DATE:  January 8, 2007

By:      /s/ Yongqi Zhu

Name:

Yongqi Zhu

Title:

Chief Executive Officer

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